Exhibit 5.2

January 20, 2012

Hughes Satellite Systems Corporation

100 Inverness Terrace East

Englewood, Colorado 80112

Ladies and Gentlemen:

We have acted as special Colorado counsel to Hughes Satellite Systems Corporation, a Colorado corporation (the “Company”), and each of the entities listed on Exhibit 1 hereto (such entities listed on Exhibit 1 are collectively referred to herein as the “Colorado Issuers”) in connection with the filing by the Company of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of (a) $1,100,000,000 aggregate principal amount of its 6½% Senior Secured Notes due 2019 (the “Secured Notes”) to be issued in exchange for the Company’s outstanding 6½% Senior Secured Notes due 2019 issued on June 1, 2011, and (b) $900,000,000 aggregate principal amount of its 7 5/8% Senior Notes due 2021 (the “Unsecured Notes” and, together with the Secured Notes, the “Exchange Notes”) to be issued in exchange for the Company’s outstanding 7 5/8% Senior Notes due 2021 issued on June 1, 2011.  The Secured Notes will be issued under an indenture dated as of June 1, 2011 (as supplemented, the “Secured Indenture”), among the Company, the subsidiaries of the Company party thereto (including the Colorado Issuers, collectively, the “Initial Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), as supplemented by a Supplemental Indenture dated as of June 8, 2011, among the Company, the Initial Guarantors, the supplemental guarantors party thereto (the “Supplemental Guarantors” and, together with the Initial Guarantors, the “Guarantors”) and the Trustee and Collateral Agent. The Unsecured Notes will be issued under an indenture dated as of June 1, 2011 (as supplemented, the “Unsecured Indenture” and, together with the Secured Indenture, the “Indentures”), among the Company, the Initial Guarantors and the Trustee, as supplemented by a Supplemental Indenture, dated as of June 8, 2011, among the Company, the Initial Guarantors, the Supplemental Guarantors and the Trustee. The Exchange Notes will be guaranteed (the “Exchange Guarantees”) by the Guarantors.  The Indentures, the Exchange Notes, and the Exchange Guarantees will be referred to herein as the “Operative Documents.”

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Colorado Issuers in connection with the authorization and issuance of the Exchange Notes and the Exchange Guarantees, all as referenced in the Registration Statement.  For purposes of this opinion letter, we have assumed all such proceedings will be timely completed in the manner presently proposed and the terms of such issuance will be in compliance with applicable laws.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified, or otherwise identified to our satisfaction, as being true copies of the Registration Statement, the Operative Documents, the articles of incorporation and bylaws of the Company and each of the Colorado Issuers that is a corporation, the articles of organization and operating agreement

410 Seventeenth Street, Suite 2200 | Denver, CO 80202-4432	303.223.1100 tel
Brownstein Hyatt Farber Schreck, LLP | bhfs.com	303.223.1111 fax

of each of the Colorado Issuers that is a limited liability company, the resolutions of the board of directors of the Company with respect to the Operative Documents and the resolutions of the board of directors, managers or members, as applicable, of each of the Colorado Issuers with respect to the Operative Documents, and such other documents, agreements, instruments, corporate records and limited liability company records as we have deemed necessary or appropriate for the purpose of issuing this opinion letter.  We have also obtained from officers and other representatives and agents of the Company and the Colorado Issuers, and from public officials, and have relied upon such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing in our examination and in rendering this opinion letter, we have, with your permission, assumed without independent verification, that (i) except to the extent set forth in our opinions below, the obligations of each party set forth in the documents we have reviewed are its valid and binding obligations, enforceable against such party in accordance with their respective terms; (ii) the statements of fact and representations and warranties set forth in the documents we reviewed are true and correct as to factual matters; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (v) all corporate and limited liability company records made available to us by the Company and the Colorado Issuers, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Colorado.  The opinions set forth herein are expressly limited to and based exclusively on the internal laws of the State of Colorado generally applicable to business entities and in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction or as to matters of local law or the laws, rules, regulations or ordinances of local governmental departments or agencies within the State of Colorado.  We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.            Each of the Company and each of the Colorado Issuers that is a corporation is validly existing as a corporation in good standing under the laws of the State of Colorado, with the corporate power and authority to carry on its business as currently conducted, to own, lease and operate its properties, and to authorize, execute and deliver the Operative Documents to which it is a party and to perform its obligations thereunder.

2.            Each of the Colorado Issuers that is a limited liability company is validly existing as a limited liability company in good standing under the laws of the State of Colorado, with the limited liability power and authority to carry on its business as currently conducted, to own, lease and operate its properties, and to authorize, execute and deliver the Operative Documents to which it is a party and to perform its obligations thereunder.

3.            The Exchange Notes have been duly authorized by the Company under Colorado law.

4.            The Exchange Guarantees of each Colorado Issuer have been duly authorized by such Colorado Issuer under Colorado law.

5.            The Indentures have been duly authorized, executed and delivered by the Company and each Colorado Issuer which is a party thereto.

6.            The authorization, execution and delivery by each of the Company and the Colorado Issuers of the Operative Documents to which it is a party and the performance by each of the Company and the Colorado Issuers of its obligations thereunder do not and will not violate (a) its articles of incorporation or bylaws, or its articles of organization or operating agreement, as applicable, each as amended to date, or (b) any applicable Colorado law.

The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law), including an implied covenant of good faith and fair dealing.

The opinions expressed herein are based upon the applicable laws of the State of Colorado and the facts in existence as of the date of this opinion letter.  In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective.  No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Notes” in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Sullivan & Cromwell LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company relating to the Operative Documents, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,
/s/ Brownstein Hyatt Farber Schreck, LLP

Exhibit 1

Colorado Issuers

EchoStar Satellite Services L.L.C., formed on June 14, 2006

EchoStar Orbital L.L.C., formed on March 15, 2010

EchoStar Government Services L.L.C., formed on August 5, 2009

EchoStar Satellite Operating Corporation, formed on September 29, 2008